EXHIBIT 10.27(a)
NOTE: THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED AND ARE MARKED HEREIN BY “***”. SUCH REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.
CENTURY STADIUM PROMENADE LEASE
BY AND BETWEEN
SYUFY ENTERPRISES
CALIFORNIA LIMITED PARTNERSHIP
LANDLORD
AND
CENTURY THEATRES, INC.
DELAWARE CORPORATION
TENANT

CENTURY STADIUM PROMENADE LEASE
     THIS LEASE AGREEMENT (referred to herein as the “Lease”) is made this 1st day of October, 1996, by and between Syufy Enterprises, a California Limited Partnership, (“Landlord”), and Century Theatres, Inc., a Delaware Corporation (“Tenant”).
ARTICLE I
EXHIBITS AND BASIC LEASE TERMS
     Section 1.01. Attachments to Lease and Exhibits:
          EXHIBIT A — Site Plan for “Entire Premises” commonly knows as the “Century Stadium Promenade” showing the location of the Tenant’s Building outlined in red.
          EXHIBIT B — Tenant Sign Criteria
     Section 1.02. Basic Lease Terms and Definitions.
          1.02.1. “ Entire Premises” shall mean “Century Stadium Promenade” located in the City of Orange, State of California.
          1.02.2. “Commencement date shall mean the date which is the earlier of (i) nine months after Tenant has received a building permit for the construction of Tenant’s Building or (ii) the date on which Tenant opens for business in the Premises.
          1.02.3. “Term” shall mean Initial Term of ***           with ***           options and ***      option.
          1.02.4. Tenant’s Trade Name. Century Theatres.
          1.02.5. Floor Area. Approximately 99,870 square feet.
          1.02.6. Minimum Rent.

Dollars/ Years	Dollars/Month	Dollars/sq. ft.	Years
***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***
          1.02.7. Percentage Rate. ***
          1.02.8. Premises. Century Stadium Theatre Parcel.
          1.02.9. Use of Premises. A Motion Picture Theatre.
          1.02.10. Contribution to Grand Opening Fund. $1,000.00
          1.02.11. Security Deposit. None.
ARTICLE II
LEASED PREMISES
Section 2.01. Leased Premises.
     Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, those certain premises and improvements located in the Entire Premises, consisting of approximately 99,870 square feet of gross leasable area, (the “Premises” or “Leased Premises”). “Area” means all areas designated by Landlord for the exclusive use of Tenant. The boundaries and location of the Premises arc depicted on the site plan of the Entire Premises, which is attached hereto as Exhibit A (the “Site Plan”) and shall be deemed to include the entryway to such building. The site plan and shape and dimensions of the area of the Premises are depicted on Exhibit A.

     Section 2.02. Reservations.
     Landlord reserves the right at any time to make alterations or additions and to construct other buildings, improvements, alterations or additions in the Entire Premises. These alterations and additions however shall not materially impede reasonable access to the Premises. Easements for light and air are not included in the Premises. Landlord further reserves the right to go on the roof of the Premises for the purpose of effecting certain items of repair and maintenance as provided in this Lease.
     Section 2.03. Right to Relocate.
     Landlord reserves the right at any time to make changes to the various buildings, parking, and other common areas as shown on the Site Plan.
     Section 2.04. Conditions of Record.
     Landlord’s Title is subject to: (a) the effect of any covenants, conditions, restrictions, easements, development agreements, mortgages or deeds of trust, ground leases, rights of way, and other matters or documents of record now or hereafter recorded against Landlord’s title, (b) the effects of any zoning laws of the city, county and state where the Entire Premises is situated, and (c) general and special taxes and assessments not delinquent. Tenant agrees (I) that as to its leasehold estate it, and all persons in possession or holding under it, will conform to and will not violate said matters of record, and (ii) that this Lease is and shall be subordinate to said matters of record and any amendments or modifications thereto.
ARTICLE III
TERM
     Section 3.01. Commencement of Term.
     This Lease shall be effective upon mutual execution. The term of this Lease the (“Term”) shall commence as specified in Section 1.02.2 and shall continue for the term specified in Section 1.02.3 unless sooner terminated in accordance with the provisions of this Lease. The term shall commence from the first day of the month following the Rent Commencement Date. If the Term commences prior to Tenant’s obligation to pay rent, Tenant shall be required to pay all sums set forth in Section 12.05 of this Lease on the day the Term commences. Upon request of Landlord, Tenant shall execute a written confirmation of the commencement of the Term and the Rent Commencement Date upon a form to be supplied by Landlord.
     Section 3.02. Extension of Term.
     Tenant shall have the right to extend the term of this Lease for ***      additional ***      period(s) and ***      additional ***      period under the same terms and conditions as the original Lease, except for the amount of Minimum Rent. It is understood that this option is unique to Century Theatres, Inc., and upon any assignment or subletting, without Landlord’s consent, the option shall be rendered null and void. If Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term.
     In order to exercise such option to renew or extend this Lease, Tenant shall give to Landlord notice, in writing, of its intention to do so at least one hundred eight (180) days prior to then applicable expiration date of this Lease, and if Tenant shall fail to timely give such notice, all rights and privileges as granted to Tenant to renew or extend this Lease shall thereupon be null and void.
ARTICLE IV
RENT
     Section 4.01. Rent Commencement Date.
     Tenant’s obligation to pay Minimum Rent and Percentage Rent under this Lease shall commence on the first to occur of (the “Rent Commencement Date”): (a) the date Tenant first opens for business to the public in the Premises; or (b) nine months after Tenant has obtained a building permit for the construction of Tenant’s Building. If the Rent Commencement Date does not occur on the first day of the month, Tenant shall pay rent for the fractional month on a per diem basis (calculated on the basis of a thirty day month) until the first day of the month next succeeding the date Tenant’s obligation to pay rent commences. The Minimum Rent shall be paid thereafter in equal monthly installments on or before the first day of each month in advance without demand or offset. The Minimum Rent to be paid by Tenant during the Term of this Lease is set forth in Section 1.02.6
     Section 4.02. Percentage Rent
     In addition to the Minimum Rent and all other sums designated in this Lease to be paid as Rent, Tenant shall pay Landlord Percentage Rent for each fiscal year during the Term, or fractional period thereof. In the event that Tenant commences business in the Premises prior to October 1, but after the preceding September 1, the period prior to October 1 and after January 1 shall be added to and included in the first full fiscal year of the Term, and Tenant’s Minimum Rent for that month or partial month shall be included in the Minimum Rent figure for such full fiscal year.

     If Tenant actually commenced business in the Premises prior to October 1, for more than one month, then Percentage Rent shall be computed based on such partial year. If the Term expires on a day other than September 30, then Tenant’s Percentage Rent shall be computed based on such partial fiscal year.
     Percentage Rent shall be calculated as follows:
1.	Tenant’s annual Minimum Rent divided by the Percentage Rent Rate (specified in Section 1,02.7) equals “Percentage Rent Break Point”.

2.	If Tenant’s Gross Receipts for the calendar year exceed the Percentage Rent Break Point, Tenant shall pay the Percentage Rent Rate of Tenant’s Gross Receipts less Minimum Rent actually paid.

3.	Example of the foregoing:

Tenant’s annual Minimum Rent	=	***

Percentage Rent Rate	=	***

Percentage Rent Break Point	=	***
***

Gross Receipts	=	***

***	=

Less Minimum Rent Paid		***

Tenant owes as Percentage Rent		***
Within sixty (60) days following the end of each calendar year, Tenant shall deliver to Landlord the written statement required by Section 6.02 of this Lease showing Tenant’s Gross Receipts for the preceding calendar year. Tenant shall pay to Landlord at the time of delivery of the written statement the percentage specified in Section 1.02.7 of the amount by which such Gross Receipts exceeded the Percentage Rent Break Point, less any Minimum Rent previously paid with respect to that calendar year
     Section 4.03. Gross Receipts Defined.
     “Gross Receipts” means (a) the entire amount charged for the full price at the time of the initial transaction for all merchandise sold or delivered or services rendered by Tenant whether for cash or credit; (b) the gross amount received or charged by Tenant for merchandise sold or services rendered pursuant to orders received by telephone, mail, house to house, or by other canvassing, and attributable to the Premises whether or not filled elsewhere; and (c) all gross income of Tenant from any operation in, at, from or through the use of the Premises. Excluded from the calculation of “Gross Receipts” are (I) cash refunded or credit allowed on merchandise returned by customers; (ii) sales taxes, excise taxes, other similar taxes; (iii) proceeds from sales of fixtures, equipment, or property which are not stock-in-trade; (iv) sales to employees representing discounts or compensation benefits and for which Tenant realizes no monetary profit in an amount not to exceed two percent (2%) of Gross Receipts and (v) EBF passes..
     Section 4.04. Additional Rental.
     All other sums required to be paid by Tenant to Landlord pursuant to this lease in addition to Minimum Rent and Percentage Rent, whether or not designated as rent and additional rent, unless otherwise specified. Rent for any period which is less than one (1) month shall be a prorated portion of the monthly rent installment based upon a thirty (30) day month.
     Section 4.05. Late Payment.
     If the Tenant fails to pay the Minimum Rent or any installment thereof or Percentage Rent, if any, or any other additional rent due under this Lease within five (5) days after such Rent has become due, both Tenant and Landlord agree that Landlord will incur additional expenses consisting of extra collection efforts, handling costs and potential impairment of credit on loans which may be secured by this Lease. Both parties agree that should Tenant fail to pay its Rent, Landlord is entitled to compensation for detriment caused by the failure, but that it is extremely difficult and impractical to ascertain the extent of the detriment. The parties therefore agree that should Tenant fail to pay any Rent due hereunder within five (5) days after the same becomes due, Landlord shall be entitled to recover from Tenant five percent (5%) of the amount past due as liquidated damages. Such past due amounts shall also bear interest at the maximum rate allowed by law from the date due until paid. Tenant further agrees to pay Landlord any costs incurred by Landlord in the collection of such past due Rent including, but not limited to, fees of an attorney and/or collection agency. Nothing herein contained shall limit any other remedy of Landlord under this Lease. Landlord shall also have the right to require Tenant to pay any past due sums by cashier’s check or money order.
     Further, should Tenant fail to pay Rent or any other charges due hereunder in the time periods set forth herein, two (2) or more times during any calendar year of the Term, Landlord may require Tenant to thereafter pay Rent in quarterly installments in advance for the balance of the Term.

ARTICLE V
CONSTRUCTION OF LEASED PREMISES
     Section 5.01. Landlord’s and Tenant’s Obligations.
     (a) Landlord’s Obligation:
          Subject to delay as provided in this Lease, Landlord, at its own cost and expense, shall develop the building pad in accordance with plans and specifications prepared by Landlord or Landlord’s architect, including the design and construction of all utility lines to the boundary of the Premises in adequate size to service Tenant’s requirements.
     (b) Tenant’s Obligation:
          Tenant shall construct the theatre building and improvements in accordance with plans and specifications prepared by Tenant. Any work to be performed by Tenant and any permits, fees or applications for such work shall be performed or obtained by Tenant at its sole cost and expense (collectively, “Tenant’s Work”). Tenant shall pay for any equipment or work to be installed in or constructed on the Premises by Landlord other than Landlord’s Work prior to commencement of construction or installation of such additional items.
     (c) Tenant’s Allowance.
          Landlord agrees to provide Tenant with an improvement allowance of up to a maximum of Eight Million Four hundred Eighty Eight thousand Nine Hundred Fifty ($8,488,950) dollars ($85 per square foot) (Tenant Allowance). Tenant shall pay any difference between the total Tenant building and improvement cost less the Tenant Allowance. Landlord agrees that it shall pay to Tenant, or at Tenant’s direction, to Tenant’s contractor, within fifteen (15) days following Landlord’s receipt of conditional lien waivers signed by its contractor, in form reasonably sufficient to waive lien rights in Orange County, California, an amount equal to the Tenant Allowance multiplied by the percentage of work completed as of the date of the lien waivers, less any installments of Tenant Allowance already paid. If the total contract for Tenant’s Work exceeds Tenant’s Allowance, Landlord shall only be required to pay its pro-rata share which shall be the ratio of Tenant’s Allowance to the total of Tenant’s Work. if Landlord disputes any portion of the request for payment by Tenant due to faulty or incomplete work, then Landlord shall withhold a sum which, in Landlord’s opinion would be required to correct or complete the disputed work. In this event, Landlord shall submit a written “punch list” to Tenant.
     Anything above to the contrary notwithstanding, Landlord shall have no obligation to pay any portion of the construction allowance if Tenant is then in default of any of the terms and provisions of this Lease.
     Section 5.02. Possession.
Upon substantial completion by Landlord of Landlord’s Work on the Premises, Landlord shall deliver the Premises to Tenant. Tenant waives any right or claim against the Landlord for any cause directly or indirectly, arising out of the condition of the Premises, appurtenances thereto, the improvements thereon and the equipment thereof. Tenant shall save and hold harmless the Landlord from liability as provided in this Lease. Landlord shall not be liable for any latent or patent defects therein.
     Section 5.03. Commencement of Construction and Completion.
     Prior to commencement of Tenant’s Work, Tenant shall notify Landlord in writing of the date Tenant will commence construction. Tenant’s contractor shall commence the construction of Tenant’s Work promptly upon possession of the Premises by Tenant and shall diligently pursue such construction to completion. Tenant shall record within ten (10) days of completion of Tenant’s Work, a valid Notice of Completion and thereafter deliver to Landlord prior to opening for business a certified copy of such Notice along with final lien releases for all contractors, subcontractors, materialmen and suppliers covering all improvements and work performed by Tenant and/or Tenant’s contractor on the Premises.
     Section 5.04. Delay in Possession
     Landlord shall not be liable for failure to deliver possession of the Premises to Tenant. If Landlord fails to deliver possession of the Premises on or before the expiration of two (2) year from the date of lease execution (subject to extension for any force majeure or inability to obtain financing), either party may terminate this Lease by giving thirty (30) days written notice to the other party. Thereafter, neither party shall have any further liability to the other in connection with this Lease.
ARTICLE VI
RECORDS AND BOOKS OF ACCOUNT
     Section 6.01. Tenant’s Records.
     Tenant shall maintain and keep on the Premises or at Tenant’s principal office in California for a period of not less than three (3) years following the end of each year during the Term, adequate records which show Gross Receipts, inventories and receipts of merchandise at the Premises, and daily receipts from all sales and other transactions on the Premises by Tenant and any other persons conducting any business upon the Premises. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions, whether for cash or credit, in a cash register or in cash registers having a cumulative total which shall be sealed in a reasonable manner, and having such other reasonable features as may be appropriate or required in order to properly account for and record all sales or other transactions in and from the Premises. If upon an audit of Tenant’s books and records by Landlord, Landlord determines that Tenant’s manner of recording sales is inadequate, Tenant agrees to adopt such measures as Landlord may reasonably request to correct such inadequacies. Tenant further agrees to keep on the Premises or at Tenant’s principal office in California for at least three (3) years following the end of each year during the Term all pertinent original sales records. Original sales records may include any or all of the following: (a) cash register tapes, including tapes from temporary registers; (19) serially numbered sales slips; (c) computer printouts and computerized sales slips; (d) the originals of all mail orders at and to the Premises; (c) the original records of all telephone orders at and to the Premises; (f) settlement report sheets of transactions with subtenants, concessionaires and licensees; (g) the original records showing that merchandise returned by customers was purchased at the Premises by such customers; (h) memorandum receipts or other records of merchandise taken out on approval; (I) records of inventory purchases; (j) such other sales records, if any, which would normally be examined by an independent accountant pursuant to generally accepted auditing standards in performing an audit of Tenant’s Gross Receipts; and (k) the records specified in (a) to (j) above for subtenants, assignees, concessionaires or licensees of Tenant.
     Section 6.02. Reports by Tenant.
     Tenant shall submit to Landlord on or before the sixtieth (60th) day following each calendar year during the Term hereof at the place then fixed for the payment of rent, or at such other place designated by Landlord, a written statement signed by Tenant, and certified by it to be true and correct, showing in reasonable, accurate detail, the amount of Gross Receipts for each preceding year.
     Tenant shall submit to Landlord on or before the sixtieth (60th) day following the end of each calendar year at the place then fixed for the payment of rent, a written statement signed by Tenant, and certified to be true and correct showing in reasonably accurate detail satisfactory in scope to Landlord, the amount of Gross Receipts during the preceding calendar year. At Landlord’s option, the written statement shall be duly certified to Tenant and Landlord by independent certified public accounts of recognized standing. The accounting statement referred to in this Section 6.02 shall be in such form and style and contain such details and breakdown as the Landlord may reasonably require.
     If Tenant fails to timely submit to Landlord either the monthly or annual written statement described in this Section 6.02, Tenant shall pay to Landlord, as additional rent and without limiting any other remedy Landlord may have against Tenant under this lease as a result of this breach, a $100.00 (increased each year according to the Index) charge for each and every month that the Tenant fails to timely submit such written statement. Alternatively, Landlord shall have the right, upon five (5) days written notice, to audit Tenant’s records at Tenant’s expense.
     Section 6.03. Annual Balance Sheet
     Tenant shall provide Landlord, whenever reasonably requested by Landlord, a current annual balance sheet for Tenant’s business at the Premises, either certified by Tenant or if Tenant is a corporation, by Tenant’s chief financial officer, to be true and correct or accompanied by a report of an independent certified public accountant.
ARTICLE VII
AUDIT
     Section 7.01. Right to Examine Books.
     The acceptance by Landlord of payments of Percentage Rent shall be without prejudice to Landlord’s right to examine Tenant’s books and records concerning Gross Receipts from the Premises.
     Section 7.02. Audit.
     As its option, Landlord may cause, at any reasonable time and upon five (5) days prior written notice to Tenant, a complete audit to be made of Tenant’s entire business affairs and records relating to the Premises for the period covered by any statement issued by the Tenant in accordance with Section 6.02. If such audit discloses that Tenant has under-reported Gross Receipts by more than three percent (3%) for such period, Tenant shall promptly pay to Landlord within ten (10) days the cost of its audit and any deficiency in amounts owed as disclosed by the audit. The deficiency shall be considered a late payment pursuant to Section 4.06. In the event that Tenant is in default of this Lease by under-reporting Gross Receipts by more than three percent (3%) as determined by two successive audits, Landlord may terminate this Lease upon five (5) days written notice to Tenant. In such event, Landlord shall have all remedies set forth in Section 22.02.
ARTICLE VIII
TAXES
     Section 8.01. Real Property Taxes.
     Tenant agrees to pay its pro rata share of all general and special real property taxes and assessments and governmental levies and charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor or supplements thereto, including the cost to Landlord of any appeals or contests of any taxes or assessments, except any inheritance, estate, succession, transfer or gift tax imposed on Landlord or any income tax specifically payable by Landlord as a separate tax-paying entity without regard to Landlord’s income source as arising from or out of the Entire Premises (collectively “Real Property Taxes”), which may be levied or assessed by any lawful authority against the Entire Premises applicable to the period from the commencement of the Term until the expiration or sooner termination of this Lease. Tenant’s pro rata share shall be apportioned according to the floor area of the Premises as it relates to the total leasable floor area of the Building or buildings located within the Entire Premises (including the Premises). Notwithstanding the foregoing provisions, if the Real Property Taxes arc not levied and assessed against the Entire Premises by means of a single tax bill (i.e., if the Entire Premises is separated into two (2) or more separate tax parcels for purposes of levying and assessing the Real Property Taxes), then, at Landlord’s option, Tenant shall pay Tenant’s pro rata share of all Real Property Taxes which may be levied or assessed by any lawful authority against the land and improvements of the separate tax parcel on which the Building containing the Premises is located. Tenant’s pro rata share under such circumstances shall be apportioned according to the floor area of the Premises as it relates to the total leasable floor area of the Building or buildings situated in the separate parcel in which the Premises are located.
     All Real Property Taxes for the tax year in which the Term commences and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for taxes and assessments for a period of time occurring prior to the time the Term commences or subsequent to the Term.
     The amount to be paid pursuant to the provisions of this Section 8.01 shall be paid monthly in advance without demand or offset as estimated by Landlord based on the most recent tax bills and estimates or reappraised values (if reappraisal is to occur), commencing with the month (or partial month on a prorated basis if such be the case) that the Term commences.
     If at any time during the Term, a tax, fee or excise is levied or assessed by any political body against Landlord on account of rent payable to Landlord hereunder, the square footage of the Premises, the act of entering into this Lease or the occupancy of Tenant or any other tax however described or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, including the so-called value added tax, such tax, fee or excise shall be considered “Real Property Taxes” for purposes of this Section 8.01, and shall be payable in full by Tenant. At Landlord’s option, such taxes, fees or excises shall be payable monthly in advance on an estimated basis as provided in this Section 8.01 or shall be payable within ten (10) days after Tenant’s receipt of the tax bill therefor from Landlord.
     Section 8.02. Increase in Taxes.
     In addition to the Real Property Taxes described above in Section 8.01, Tenant shall pay one hundred percent (100%) of any increase in Real Property Taxes as a result of any Tenant’s Work or any other leasehold improvements, alterations or changes made by Tenant to the Premises during the Term. Tenant shall reimburse Landlord promptly upon demand.
      Section 8.03. Personal Property Taxes.
     Tenant shall pay prior to delinquency all federal, municipal, county or state taxes, charges, assessments and fees assessed during the Term against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant.
ARTICLE IX
SECURITY DEPOSIT
          Section 9.01. Amount of Deposit.
     Upon signing this Lease, Tenant shall deposit with Landlord the sum set forth in Section 1.02.12 herein (“Security Deposit”). This Security Deposit shall be held by Landlord, without liability for interest, as partial security for the full and faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be performed by Tenant. Landlord may commingle the Security Deposit and shall not be required to keep it separate from its general funds.
     Section 9.02. Use and Return of Deposit.
     In the event of the failure of Tenant to abide by any of the terms, covenants and conditions of this Lease, then Landlord, at its option, may use any amount of the Security Deposit to compensate Landlord for any loss or damage sustained or suffered due to such failure by Tenant. The entire Security Deposit, or any portion thereof, may also be applied by Landlord to the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder. In this event, Tenant, upon the written demand of Landlord, shall immediately remit to Landlord a sufficient amount in the form of a cashier’s check to restore the Security Deposit to the original sum deposited. Failure to do so within five (5) days after such demand shall constitute a material breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay when due all of the Rent and all other sums payable by Tenant to Landlord, the Security Deposit will be returned to Tenant in accordance with applicable law.
     Section 9.03. Transfer of Security Deposit.
     Landlord shall deliver the Security Deposit to the purchaser of Landlord’s interest in the Premises, in the event that such interest is sold, and upon delivery, Landlord shall be discharged from any further liability respect to repayment of the Security Deposit to Tenant.
ARTICLE X
CONDUCT OF BUSINESS BY TENANT
     Section 10.01. Use of Premises.
     Tenant shall use the Premises solely for the use and under the trade name specified in Sections 1.02.9 and 1.02.4, respectively, herein, and for no other purpose. The term “Use” shall mean the operation of a motion picture theatre, and for such activities in connection therewith as are customary and usual at other motion picture theatres operated by Tenant including, without limitation, the operation of vending machines and video games, operation of concession stands, sale of movie related T-shirts, toys and memorabilia, rentals of auditoriums to third parties and other such activities on the Premises.

     Tenant shall not (a) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other occupants of the Entire Premises or injure or annoy them, (b) cause, maintain or permit any nuisance in, on or about the Premises, (c) use or allow the Premises to be used for any unlawful purpose, (d) commit or allow to be committed any waste in or upon the Premises, (e) display or allow carts, pallets or similar items owned by or within the control of Tenant or Tenant’s merchandise to be stored or to remain outside the defined exterior walls and permanent doorways of the Premises, (f) install any exterior lighting, amplifier or similar devices, or use in or abut the Premises any advertising medium or device which may be heard or seen outside the Premises, such as flashing lights, search lights, loud speakers, phonographs or radio broadcasts, (g) permit to be conducted any sale by auction in, upon or from the Premises whether voluntary, involuntary, pursuant to any assignment for the payment of credits pursuant to any bankruptcy or any other insolvency proceedings, or any distress or fire or bankruptcy or going-out-of-business sale, or (h) conduct any sidewalk sale. Tenant shall at all times keep the Premises in a neat and attractive appearance.
     Tenant shall not use, or permit the Premises, or any part thereof, to be used for any purposes other than the purposes for which the Premises are hereby leased. No gaming machines shall be permitted on the Premises. No use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the Building or the Entire Premises, or cause a cancellation of any insurance policy covering the Building or the Entire Premises or any part thereof. Tenant shall not sell or permit to be kept, used, stored or sold in or about the Premises any article which may be prohibited by standard form fire insurance policies. Tenant, at its sole cost, shall comply with any and all laws concerning the Premises or Tenant’s use of the Premises, including, without limitation, the obligation at Tenant’s cost to alter, maintain or improve the Premises in compliance with and conformity with all laws relating to the condition, use or occupancy of the Premises during the term (including the Americans With Disabilities Act). Tenant shall also comply with the requirements of any insurance organization or company necessary for the maintenance of the fire and public liability insurance described in this Lease covering the Building and its appurtenances. If Tenant’s use of the Premises results in a rate increase for the Building or the Entire Premises, Tenant shall pay with in ten (10) days of billing from Landlord, as additional rent, a sum equal to the additional premium caused by such rate increase.
     Section 10.02. Operation of Business.
     Tenant shall open for business in the Premises no later than the Rent Commencement Date and shall thereafter operate continuously for business to the public in the Premises. Tenant shall operate one hundred percent (100%) of the Premises during the entire Term with due diligence and efficiency so as to maximize the Gross Receipts which may be produced by Tenant’s business therein. Tenant shall carry at all times in the Premises a stock of merchandise of such size, character and quality as shall be reasonably designed to produce the maximum return to Landlord and Tenant. Tenant shall conduct its business in the Premises during the usual and customary days and hours for such type of business, or during times designated by Landlord for other tenants at the Entire Premises. In the latter event, Landlord will notify Tenant in writing of the designated Entire Premises days and hours. Tenant’s obligation to continuously operate its business in the Premises shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued therein for not more than three (3) days out of respect to the memory of any deceased officer or employee of Tenant, or the relative of any such officer or employee. Tenant shall install and maintain at all times displays of merchandise in the display windows (if any) for the Premises. Tenant shall keep the display windows and signs, if any, in the Premises well lighted during the hours from sundown to 11:00 p.m.
     In the event Tenant fails to take possession of the Premises or to open for business fully fixturized, stocked and staffed by the Rent Commencement Date, or fails to fully operate its business in the Premises at any time during the term in accordance with this Section 10.02, then Landlord, in addition to any and all remedies otherwise provided in this Lease, shall have the right to collect a sum equal to the greater of (i) twice the Minimum Rent per day, or (ii) $100.00 for each and every day after the Rent Commencement Date that Tenant shall fail to be open for business in the Premises in accordance with the terms of this Lease. This additional rent is intended to compensate Landlord for loss of Rent that may have been earned during the period Tenant is not open for business, for damages suffered by the Landlord to the Entire Premises as a whole by reason of Tenant’s not being open and for additional costs and expenses that Landlord may incur by reason of increased administrative expenses and security costs for the Entire Premises. Tenant acknowledges and agrees that Landlord is executing this Lease in reliance on Tenant’s covenant and obligation to continuously operate its business in the Premises in accordance with this Lease and that such obligation and covenant to the Landlord is a material element of consideration inducing Landlord to execute this Lease. The foregoing provision for additional rent shall not apply during any temporary closure for a maximum of three (3) days as set forth above, or due to casualty damage or condemnation (in which either event Tenant shall recommence the conduct of its business in accordance with the terms of this Lease within the time periods specified in this Lease after restoration and redelivery of the Premises to the Tenant).
     Section 10.03. Competition.
     During the Term, neither Tenant, nor any entity owned or controlled directly or indirectly by Tenant, its partners, shareholders or directors, shall, without the prior written consent of Landlord, directly or indirectly engage in any similar or competing business with that to be operated by Tenant in the Premises within a radius of two (2) miles from the outside boundary of the Entire Premises.
     Section 10.04. Storage, Office Space.
     Tenant shall warehouse, store and/or stock in the Premises, only such goods, wares and merchandise as Tenant intends to offer for retail sale at, in, from or upon the Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Entire Premises. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant’s business in the Premises.
     Section 10.05. Compliance with Environmental Laws.

     Tenant at all times and in all respects shall comply with all federal, state and local laws, ordinances and regulations (“Hazardous Materials Laws”) relating to industrial hygiene, environmental protection or the use, generation, manufacture, storage, disposal or transportation of any hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, oil or other petroleum products, flammable explosives, asbestos, or any “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” regulated under any Hazardous Material Law (collectively, “Hazardous Materials”). Tenant at its own expense shall procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Premises. In all respects, Tenant shall handle, treat, deal with, manage and dispose of any and all Hazardous Materials in total conformity with all applicable Hazardous Materials Laws and prudent industry practices. Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage, or disposal in accordance and compliance with all applicable Hazardous Materials Laws. If Tenant fails to do so, Landlord may remove such Hazardous Materials at Tenant’s expense.
     If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord in connection with this Section 10.05, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request.
     Section 10.06. Sewer Damage
     Tenant agrees not to discharge any acid or other harmful or dangerous chemicals into the sewer system, whether it be inside the Premises area or inside the main system leading from the Premises to the main sewer line. Should Tenant discharge any acid or harmful chemicals into the sewer system, Tenant shall be fully responsible for the cost and repair of such damage. Landlord reserves the right to select an expert of its choosing to inspect any damage at Tenant’s cost. Tenant shall not be responsible for cost of expert if it is determined such damage is not caused by Tenant. Tenant accepts responsibility for any damage if the following conditions exist: (a) the damage to the sewer system is determined to be due to the chemicals used in the operation of Tenant’s business; (b) the damage exists only in the designated portion of the sewer system.
      Section 10.07. Tenant’s Use — No Nuisance
     Tenant acknowledges that odors emanating from Tenant’s store as a result of Tenant’s operation can become a nuisance to other Tenants within the Entire Premises. Therefore, Tenant agrees to take whatever measures are necessary to eliminate odors emanating from the leased premises at Tenant’s sole cost and expense. If the odor problem is not remedied by Tenant, Landlord has the right to have odor nuisance inspected and remedied by an expert of Landlord’s and Tenant’s choosing at Tenant’s sole cost.
     Section 10.08. Tenant’s Covenant
     The Tenant herein covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through him or her, and this lease is made and accepted upon and subject to the following conditions.
     “That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, physical or mental disability or medical condition, national origin or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the premises herein leased nor shall the lessee himself or herself, or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subleases, subtenants or vendees in the premises herein leased.”
ARTICLE XI
MAINTENANCE AND REPAIRS
     Section 11.01. Tenant’s Maintenance Obligations.
     Tenant, at its sole cost and expense, shall keep the Premises in first class order, condition and repair and shall make all replacements necessary to keep the Premises including the Theatre Building and improvements in such condition. All replacements shall be of a quality equal to or exceeding that of the original. Should Tenant fail to make these repairs and replacements or otherwise so maintain the Premises for a period of three (3) days after written demand by Landlord, or should Tenant commence, but fail to complete, any repairs or replacements within thirty (30) days after written demand by Landlord, Landlord may enter the Premises and make such repairs or replacements without liability to Tenant for any loss or damage that may occur to Tenant’s stock or business, and Tenant shall pay to Landlord the costs incurred by Landlord in making such repairs or replacements together with interest thereon at the maximum rate permitted by law from the date of commencement of the work until repaid. Tenant, at its expense, shall repair promptly any damage to the Building or the Entire Premises caused by Tenant or its agents or employees or caused by the installation or removal of Tenant’s personal property. Tenant shall contract with a service company licensed and experienced in servicing HVAC equipment and approved by Landlord for the quarterly maintenance of the HVAC equipment serving the Premises and shall provide Landlord with a copy of the service contract within ten (10) days following its execution. If Tenant fails to timely deliver a copy of the service contract, Landlord may impose a late charge in the amount of $50.00 per month until the copy is delivered. The sum so billed to Tenant shall become immediately due to Landlord as additional rent. Landlord, at its option, may contract with a service company of its own choosing, or provide such service itself, for the maintenance of the HVAC equipment, and bill Tenant for the cost of same.

     Tenant, at its own expense, shall comply with all requirements for the installation and periodic maintenance of the fire extinguisher or automatic dry chemical extinguishing system.
     Section 11.02. Plate Glass.
     Tenant shall promptly replace, at its expense, any and all plate and other glass damaged or broken from any cause whatsoever (except Landlord’s direct act) in and about the Premises. Tenant shall have the option either to insure this risk or self insure.
ARTICLE XII
COMMON AREA
     Section 12.01. Definition of Common Area.
     The term “Common Area,” as used in this Lease means all areas within the exterior boundaries of the Entire Premises now or later made available for the general use of Landlord and other persons entitled to occupy floor area in the Entire Premises. Without limiting this definition, Landlord may include in the Common Area those portions of the Entire Premises presently or later sold or leased until the commencement of construction of building(s) thereon, at which time such areas shall be withdrawn from the Common Area. Common Area shall not include (a) the entryway to a tenant’s premises, (b) any improvements installed by a tenant outside of its premises, whether with or without Landlord’s knowledge or consent, or (c) any areas or facilities that could be considered as Common Area except that the areas or facilities are included in the description of premises leased to a tenant.
     Section 12.02. Maintenance and Use of Common Area.
     The manner in which the Common Area shall be maintained shall be solely determined by Landlord. If any tenant of any portion of the Entire Premises maintains its own Common Area (Landlord shall have the right in its sole discretion to allow any tenant to so maintain its own Common Area and be excluded from participation in the payment of Common Area Expenses as provided below), Landlord shall not have any responsibility for the maintenance of that portion of the Common Area; Tenant hereby waives any claims or damages arising out of any failure of such Landlord or tenant to so maintain its portion of the Common Area.
     The use and occupancy by Tenant of the Premises shall include the right to use the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, carts and stands and except areas used in the maintenance or operation of the Entire Premises), in common with Landlord and tenants of the Entire Premises and their customers and invitees, subject to such reasonable, non-discriminatory rules and regulations concerning the use of the Common Area as may be established by Landlord from time to time. Written notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant fifteen (15) days prior to their effective date. Tenant agrees to promptly comply with all such rules and regulations upon receipt of written notice from Landlord. Landlord shall have no liability if any Landlord or tenant does not comply with such rules and regulations.
     Tenant and Tenant’s employees and agents shall not solicit business in the Common Areas, nor shall Tenant distribute any handbills or other advertising matter on automobiles parked in the Common Area.
     Section 12.03. Control of and Changes to Common Area.
     Landlord shall have the sole and exclusive control of the Common Area. Landlord’s rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant’s presence in the Entire Premises; (c) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (d) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (e) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent dedication or an easement by prescription, or for any other reason deemed sufficient in Landlord’s judgment; and (f) reasonably change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, lighting, parking areas, roadways and curb cuts, and construct buildings on the Common Area. Landlord may determine the nature, size and extent of the Common Area and whether portions of the same shall be surface, underground or multiple-deck; as well as make changes to the Common Area from time to time which in Landlord’s opinion are deemed desirable for the Entire Premises. Landlord’s right in this Section 12.03 may be shared in common with other Landlords of the Entire Premises.
     Section 12.04. Common Area Expenses.
     The term “Common Area Expenses” as used in this Lease means all costs and expenses incurred by Landlord, in operating, managing, policing, insuring, replacing, repairing and maintaining the Common Area and, if applicable, the security offices and management offices, located in the Entire Premises from time to time (the “Common Facilities”), and operating, insuring, repairing, replacing and maintaining the Common Utility Facilities. “Common Utility Facilities” arc defined to include but are not limited to, sanitary sewer lines and systems, gas lines and systems, water lines and systems, fire protection lines and systems, electric power, telephone and communication lines and systems, and storm drainage and retention facilities not exclusively serving the premises of any tenant or store located in the Entire Premises. Common Area Expenses shall include, without limitation, the following: expenses for maintenance, landscaping, repaying, resurfacing, repairs, replacements, painting, lighting, cleaning, trash removal, security, fire protection and similar items; cost, installation and removal of seasonal decorations; non-refundable contributions toward one or more reserves for replacements other than equipment; rental on equipment; charges, surcharges and other levies related to the requirements of any Federal, State or local governmental agency; costs of any improvements made by Landlord to the Entire Premises for the purpose of reducing recurring expenses or utility costs and from which Tenant can expect a reasonable benefit or that are required by any governmental law, ordinance, regulation or mandate subsequent to the original construction of the Entire Premises; expenses related to the Common Utility Facilities; real and personal property taxes and assessments on the improvements and land comprising the Common Area and Common Facilities; Landlord Carried Insurance (defined in Section 16.02) and any additional coverage obtained by Landlord on the Entire Premises; and a sum payable to Landlord for administration and overhead in an amount equal to ten percent (10%) of the Common Area Expenses for the applicable year.
     Section 12.05. Proration of Common Area Expenses.
          (a) From and after the commencement of the Term, Tenant shall pay to Landlord, on the first day of each calendar month, without demand or offset, an amount estimated by Landlord to be the monthly amount of Tenant’s share of the Common Area Expenses which shall also include Tenant’s pro rata share of Real Property Taxes described in Section 8.01 (“Monthly Impound”). The Monthly Impound may be adjusted periodically by Landlord based on Landlord’s reasonable estimate of anticipated costs.
          (b) Within one hundred twenty (120) days following the end of each calendar year of the Term, or, at Landlord’s option, its fiscal year, Landlord shall furnish Tenant with a statement covering the calendar or fiscal year (as the case may be) just expired, showing the actual Common Area Expenses for that year, the amount of Tenant’s share of Common Area Expenses for said calendar or fiscal year and the Monthly Impound payments made by Tenant during that year. If Tenant’s share of the Common Area Expenses exceeds Tenant’s prior Monthly Impound payments, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of the annual statement. If Tenant’s Monthly Impound payments for the calendar or fiscal year exceed Tenant’s actual share of Common Area Expenses, and provided Tenant is not in arrears as to the payment of any Rent, Tenant may offset the excess against the next Monthly Impound due Landlord.
          (c) Tenant’s proportionate share of the Common Area Expenses shall be determined by multiplying the amount of such expenses by a fraction, the numerator of which is the number of square feet of leasable floor area in the Premises and the denominator of which is the number of square feet of leasable floor area in the Entire Premises.
     Section 12.06. Parking
     Tenant and its employees shall park their vehicles only in those portions of the Common Area from time to time designated for such purpose by Landlord. Landlord, at Tenant’s expense, shall have the right to tow improperly parked vehicles of Tenant or Tenant’s employees. Tenant shall reimburse Landlord upon demand for any such towing costs. Landlord shall have the right to adopt and implement such parking programs as may be necessary to alleviate parking problems during the peak traffic periods, including requiring the use of off-site parking. Tenant shall pay to Landlord its proportionate share of the cost of any such off-site parking program based on the ratio of the floor area of the Premises to the total floor area of the premises of all tenants in the Entire Premises required to participate in such program.
     Tenant shall furnish Landlord with a list of its employees and the license numbers of their vehicles within fifteen (15) days after Tenant opens for business in the Premises. Tenant shall be responsible for ensuring that its employees comply with all the provisions of this Section 12.06 and such other parking rules and regulations as may be adopted and implemented by Landlord from time to time, including but not limited to systems of validation, shuttle transportation or any other programs which may be deemed necessary or appropriate by Landlord to control, regulate or assist parking by customers of the Entire Premises.
ARTICLE XIII
UTILITIES
     Section 13.01. Utility Charges.
     Tenant shall be solely responsible for and shall promptly pay all charges for heat, water, gas, electricity, fire sprinkler, fire alarm or any other utility used, consumed or provided in, or furnished, or attributable to the Premises at the rates charged by the supplying utility companies. Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same as additional rent as apportioned by the Landlord. The rate to be charged by Landlord to Tenant shall not exceed the rate charged Landlord by any supplying utility plus any expenses incurred by Landlord in connection with billing and supplying such utility service to Tenant. In no event shall Landlord be liable for any interruption or failure in the supply of any such utilities to the Premises. Tenant agrees to reimburse Landlord within ten (10) days of billing for fixture charges and/or water tariffs, if applicable, which are charged by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being charged Landlord by the local utility company, and will be due as additional rent. Tenant shall be responsible for sewer hook-up fees associated with Tenant’s use of the Premises other than the fees for a standard retail shell.
ARTICLE XIV
ALTERATIONS AND SIGNS
     Section 14.01. Installation.
     Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, floor covering, interior lighting, plumbing fixtures, shades or awnings or make any changes to the storefront of the Premises without Landlord’s prior written consent. Concurrently with the request for approval, Tenant shall deliver to Landlord two (2) sets of complete plans and specifications for such work prepared by a licensed architect and if applicable, engineer. If required by Landlord, Tenant shall also provide security for the lien free completion of such work in the form of a payment and performance bond or other security satisfactory to Landlord.

     Section 14.02. Removal by Tenant.
     All alterations, decorations, additions and improvements made by the Tenant, or made by the Landlord on the Tenant’s behalf by agreement under this Lease, shall remain the property of the Tenant for the Term, or any extension or renewal thereof. Any alterations, decorations, additions and improvements made by Tenant or previous tenant, if applicable, shall not be removed from the Premises without Landlord’s prior written consent. During the Term, Tenant shall not remove any of its trade fixtures or other personal property, without the immediate replacement thereof with comparable fixtures or property. Upon expiration of this Lease, or any renewal term thereof, at Landlord’s option, Tenant shall remove all such alterations, decorations, additions, and improvements, and restore the Premises as provided in Section 15.01 hereof. If the Tenant fails to remove such alterations, decorations, additions and improvements and restore the Premises, then upon the expiration of this Lease, and upon Tenant’s vacation of the Premises, all such alterations, decorations, additions and improvements shall become the property of Landlord and Tenant shall reimburse Landlord for the cost of removal and/or storage of such alterations, decorations, additions and improvements.
     Section 14.03. Liens.
     Tenant shall keep the Premises free from any kinds of liens arising out of work performed or materials furnished Tenant and shall promptly pay all contractors and materialmen used by Tenant to improve the Premises, so as to minimize the possibility of a lien attaching thereto. If any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord.
     Tenant shall indemnify, defend, protect and hold Landlord, any ground lessor, the Premises and the Entire Premises and every part thereof free and harmless from and against any and all liability, damage, claims, demands, suits, actions or expense (including attorneys’ fees) arising out of any work done on or about the Premises by Tenant or, at Tenant’s direction, including Tenant’s employees, representatives, successors, contractors, subcontractors, materialmen and assigns.
     Section 14.04. Signs, Awnings and Canopies.
     Tenant shall conform to the Century Stadium Promenade Tenant Sign Criteria as set forth in Exhibit B. In addition, Tenant shall not place or suffer to be placed or maintained any sign, awning, canopy, or advertising matter on the roof or on any exterior surface, door, wall or window or within 48 inches of any windows or doors of the Premises or the Building without Landlord’s prior written consent. If Landlord consents, Tenant agrees to maintain such sign, awning, canopy, decoration, lettering or advertising matter in good condition and repair at all times.
     Tenant agrees, at Tenant’s sole cost any signs as required by Landlord in strict conformance with Landlord’s sign criteria as to design, material, color, location, size and letter style and, if requested by Landlord, from the source designated by Landlord. Tenant’s sign shall be installed prior to Tenant’s opening for business and shall thereafter be maintained by Tenant at its own expense. If Tenant fails to maintain such sign, Landlord may do so and Tenant shall reimburse Landlord for such cost plus a twenty percent (20%) overhead fee. If, without Landlord’s prior written consent, Tenant installs a sign that does not conform to the Sign Criteria, Landlord may have Tenant’s sign removed and stored at Tenant’s expense. The removal and storage costs shall bear interest until paid at the maximum rate allowed by law.
     Landlord reserves the right to revise the Sign Criteria, at any time. Within ninety (90) days of Landlord’s request and provided that Tenant has been in occupancy of the Premises for at least five (5) years, Tenant shall remove Tenant’s existing sign, patch the fascia, and install a new sign, at Tenant’s sole cost and expense, in accordance with Landlord’s new sign criteria.
ARTICLE XV
SURRENDER OF PREMISES
     Section 15.01. Surrender of Premises.
     At the expiration of the tenancy hereby created, Tenant shall surrender the Premises in a first class, clean condition in accordance with the requirements of Section 14.02 herein, except for reasonable wear and tear and damage by unavoidable casualty to the extent covered by Landlord Carried Insurance. Tenant shall remove all of its trade fixtures, and any alterations or improvements if required as provided in Section 14.02 hereof, before surrendering the Premises to Landlord and shall repair any damage to the Premises or Building caused thereby. Tenant shall also remove its sign and patch the fascia. Tenant’s covenants shall survive the expiration or other termination of this Lease.
     If the Premises were occupied by other tenants prior to the commencement of the Term, then Tenant, upon Landlord’s written request at the expiration of the Term, shall remove all or a portion of, as designated by Landlord, the interior improvements made by the prior tenants, and deliver the Premises in a condition acceptable to Landlord.
     Following removal of all improvements as required by Section 15.01, Landlord shall conduct an inspection of the Premises to confirm Tenant’s compliance with this Section. Tenant shall send written notice to Landlord five days prior to Landlord’s inspection. Landlord’s inspection shall occur no later than the last day of the Term. During the inspection, Tenant shall surrender all keys for the Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises.
     Tenant shall also provide Landlord with a written statement, at Tenant’s sole expense, from a reputable company licensed and experienced in HVAC repair and maintenance approved by Landlord that certifies that the

HVAC equipment serving the Premises was inspected and serviced, if necessary, within the last thirty (30) days of the Term and is in good working order. If Tenant fails to provide the statement, Landlord may order an inspection of the HVAC at Tenant’s expense.
ARTICLE XVI
INSURANCE AND INDEMNITY
     Section 16.01. Tenant’s Liability and Property Insurance.
     During the Term, Tenant, at its expense, shall keep in full force and effect a policy of commercial general liability insurance insuring Landlord and Tenant from and against all claims, demands, actions or liability for injury to or death of any persons, and for damage to property arising from or related to the use or occupancy of the Premises or the operation of Tenant’s business and the business operated by Tenant and subtenants and concessionaires of Tenant in the Premises. No deductible will be carried under this coverage without the prior written consent of Landlord. The policy shall include coverage for property damage, bodily injury, premises/operations, contractual liability (including Tenant’s indemnity under this Lease), independent contractors, personal injury, product/completed operations, owned and nonowned automobiles, and, if applicable, liquor liability insurance. If required by Landlord, Tenant must carry building ordinance coverage. The insurance shall be written on an occurrence basis with coverage in a minimum amount of $1,000,000.00 per occurrence for bodily injury/property damage and $2,000,000.00 general aggregate limit. Tenant shall also maintain in full force and effect insurance covering all trade fixtures, merchandise, personal property, equipment and Tenant Improvements other than improvements paid by Landlord, in amounts no less than one hundred percent (100%) of the replacement value thereof, providing protection against any peril included within the classification of the “Fire and Extended Coverage”, including sprinkler damage, vandalism and malicious mischief. Tenant shall also maintain Worker’s Compensation Insurance with a limit no less than the amount required by law.
     During any construction on the Premises, Tenant shall cause its contractor to obtain a policy of general liability insurance in the same form as required of Tenant, a policy of builder’s risk insurance providing coverage for the expected value of Tenant’s Work when completed and Worker’s Compensation as required by law.
     All policies shall name Landlord, property manager, Landlord’s lender and any person, firms or corporations designated by Landlord as additional insures. No additional insured shall be liable for any payment for premiums. All additional insures shall be entitled to recovery for any loss occasioned to them, their servants, agents or employees by reason of negligence of Tenant, its officers, agents or employees. All policies shall contain a clause that the insurer will not cancel or change such coverage without first giving Landlord thirty (30) days prior written notice. All insurance shall be issued by an insurance company qualified to do business in the State in which the Entire Premises is located and having an overall rating of Class A- or better and a financial rating of Class V as rated in the most current available Best’s Key Rating Guide. Copies of all policies or certificates of insurance required hereunder shall be delivered to Landlord as a condition to Tenant’s entry onto the Premises. All policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Landlord may increase the limits of liability required hereunder in the exercise of Landlord’s reasonable judgment.
     If this Lease is canceled by reason of damage or destruction and Tenant is relieved of its obligation to rebuild, any insurance proceeds for damages to the Premises, including all leasehold improvements, but excluding all fixtures, will belong to Landlord, free and clear of any claims by Tenant.
     Section 16.02 Landlord’s Acquisition of Insurance.
     If Tenant at any time during the Term fails to procure or maintain insurance required hereunder or to pay premiums therefor, Landlord shall have the right to procure the same and to pay any and all premiums thereon, and any amounts paid by Landlord in connection with the acquisition of insurance shall be immediately due and payable as additional rent, and Tenant shall pay to Landlord upon demand the full amount so paid and expended by Landlord.
     Section 16.03. Landlord Carried Insurance.
Landlord shall, subject to reimbursement as provided herein, maintain public liability, fire with extended coverage insurance with a vandalism and malicious mischief endorsement, rental loss insurance, earthquake (if not otherwise economically impractiable) or any other insurance coverage deemed necessary by Landlord or Landlord’s lender (collectively, “Landlord Carried Insurance”) through the Term, in amounts from time to time deemed reasonably necessary by Landlord or Landlord’s lender on the Common Area. The Landlord Carried Insurance may be obtained through a blanket policy or other form of pooled insurance coverage covering not only the Entire Premises, but other property owned by Landlord or its affiliates. The fire and extended coverage insurance shall be in an amount equal to at least ninety percent (90%) of the replacement value of the Building and Improvements paid for by Landlord as set forth in Section 5.01(c). During the Term, Tenant hereby agrees to reimburse Landlord as part of the Common Area Expenses for Tenant’s pro rata share of any Landlord Carried Insurance attributable to the Common Area and to reimburse Landlord for Landlord Carried Insurance attributable to the Tenant’s Building and Improvements. In determining Tenant’s share of the premiums for Landlord Carried Insurance, the schedule issued by the organization making the insurance rate on the improvements, areas and/or risks covered, showing the various components of such rates, shall be conclusive evidence of the charges which make up the insurance rate and the share to be charged to the Premises. If such a schedule cannot be obtained, then Tenant’s share shall be a proportion of the premiums for such Landlord Carried Insurance based on the ratio of the square footage of the floor area of the Premises to the total square footage of the floor area of all builing space covered by such Landlord Carried Insurance.
     Section 16.04. Indemnification of Landlord.

     Tenant shall indemnify, defend, protect and save Landlord harmless from and against any and all claims, demands, actions, damages, liability and expense (including reasonable attorneys’ fees and costs of investigation) in connection with any damage to person and/or property arising directly or indirectly from or connected with the conduct or management of the business conducted by Tenant on the Premises, or the occupancy or use by Tenant of the Premises or any part of the Entire Premises, or from any’ breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to this Lease, or from violations of or noncompliance with any governmental requirements or insurance requirements, or from any acts or omissions of Tenant or any person on the Premises by license or invitations of Tenant or occupying the Premises or any part thereof under Tenant whether such damage occurs in, on or about the Premises, the Common Area or the Entire Premises. In case Laudlord shall be made a party to any litigation commenced by or against Tenant, Tenant shall accept any tender of defense by Landlord and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord, its agents or employees, defend, protect and hold Landlord harmless and pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation; provided, however, Tenant shall not be liable for any such damage to the extent and in the proportion such damage is ultimately determined to be attributable to the gross negligence or willful misconduct of Landlord, its agents or employees, unless covered by insurance required to be carried by Tenant. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 16.03 through counsel satisfactory to Landlord.
     Landlord shall, during the Term hereof, indemnify Tenant and save it harmless from and against any and all claims, demands, actions, damages, liability and expense arising solely out of the gross negligence or willful misconduct of the Landlord; providing, howevcr, in no event shall Landlord be liable to Tenant for any consequential damages, including, without limitation, any claimed loss of profit or business.
     Section 16.05. Boiler, HVAC and Evaporative Cooler Insurance.
     If required by Landlord, Tenant, at its sole expense, shall procure and maintain in full force and effect for the Term, boiler and machinery insurance on all air-conditioning equipment, evaporative coolers, boilers, and other pressure vessels and systems, whether fired or unfired, located in the Premises. If said objects and the damage that may be caused by them or result from them are not covered by Tenant’s extended coverage insurance required pursuant to Section 16.01, then such boiler insurance shall be in an amount satisfactory to Landlord and equal to one hundred percent (100%) of the replacement value of such equipment.
     Section 16.06. Waiver of Subrogation.
     Landlord and Tenant hereby mutually waive their respective rights of recovery, against each other for any loss to the Premises or its contents resulting from actions on or with respect to the Premises insured by fire, extended coverage or any other insurance existing for the benefit of the respective parties and each party agrees to apply to their insurers to obtain similar waivers from such insurers. Each party shall obtain any special endorsements required by such party’s insurer to evidence compliance with the aforementioned waiver.
     Section 16.07. Waiver or Loss and Damage.
     Landlord shall not be liable for any damage to property of Tenant, or of others, located in, on or about the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable to Tenant, Tenant’s employees or representatives for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other places or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable to Tenant, Tenant’s employees or representatives for any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Entire Premises, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defects in the Premises or in the Building except for a period of one (1) year from the date of original completion of the Building by Landlord’s contractor. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless such damage shall be caused by the willful act or gross negligence of Landlord. Landlord shall not be liable in any circumstances for any consequential damages of any kind or nature whatsoever, including, without limitation, any claimed loss of profit or business.
     Section 16.08. Notice by Tenant.
     Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or in the Building or of any damage or defects in the Premises, the Building or any fixtures or equipment therein.
ARTICLE XVII
ESTOPPEL CERTIFICATE, ATTORNMENT, SUBORDINATION,
MORTGAGEE PROTECTION CLAUSE
     Section 17.01. Estoppel Certificate.
     Within five (5) days after Landlord’s written request, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee, ground lessor or purchaser, or to Landlord, certifying that this Lease is in full force and effect, that there does not exist nor has there existed any toxic materials or hazardous waste in, on or about the Premises, that no more than one (1) month’s rent has been paid in advance, the essential terms of the Lease, that there are no defenses or offsets thereto, or stating those claimed by Tenant, and any other information that may be requested.
     Section 17.02. Attornment.

     Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Premises, or in the event of a termination of any ground lease covering the Building or Premises, attorn to the purchaser or ground lessor upon any such foreclosure or sale or termination of ground lease and recognize such purchaser or ground lessor as the Landlord under this Lease, provided that any purchaser or mortgage or ground lessor shall recognize this Lease as remaining in full force and effect so long as Tenant is not in default hereunder.
     Section 17.03. Subordination.
     Upon the written request of Landlord, and provided such mortgagee or ground lessor confirms in writing the nondisturbance provisions of Section 17.02 above, Tenant will immediately subordinate its rights hereunder to the lien of any mortgage or mortgages or the lien resulting from any other method of financing or refinancing, or any ground lease now or hereafter in force covering the land and the Building or upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereunder to be made upon the security thereof. This Section 17.03 shall be self-operative and no further instrument or subordination shall be required unless requested by Landlord’s mortgagee or ground lessor. Tenant covenants and agrees that it will execute subordination agreements at any time upon Landlord’s written request without compensation being made therefor. However, if Landlord so elects, this Lease shall be deemed prior in lien to any mortgage, deed of trust or other encumbrances or ground lease upon or including the Premises, regardless of recording and Tenant will execute a statement in writing to such effect at Landlord’s request.
     Section 17.04. Mortgagee Protection Clause.
     Tenant agrees to give any mortgagees, trust deed holders and/or ground lessor, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of lease, or otherwise) of the addresses of such mortgagees, trust deed holders and/or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, provided such mortgagees, trust deed holders and/or ground lessor commence such cure within thirty (30) days and diligently pursue the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.
     Section 17.05. Landlord Waiver Form.
     Upon request by Tenant, Landlord shall execute an Landlord’s waiver and consent to financing for Tenant’s fixturization on the Premises in a form to be supplied by Landlord. Tenant shall pay Landlord $150.00 (increased by the Index) for each form signed by Landlord.
ARTICLE XVIII
ASSIGNMENT AND SUBLETTING
     Section 18.01. Consent Required.
     Except as provided in Sections 18.02, 18.03 and 18.04 herein, Tenant shall not assign this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. It is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord’s reasonable business judgment, the quality of the merchandising operation of the proposed assignee or subtenant is not equal to that of the Tenant, the use of the Premises will change, such assignee or subtenant may adversely affect the business of other tenants or the tenant mix in the Entire Premises or Landlord’s ability to obtain percentage rent, the net worth of such assignee or subtenant is less than that of Tenant at time of execution of this Lease, or the proposed assignee or subtenant lacks sufficient working capital to operate the business. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease is assigned by Tenant, or if the Premises or any part thereof are sublet or occupied by any person or entity other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, not no such assignment, subletting, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Irrespective of any assignment or sublease, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. If Tenant assigns this Lease or sublets the Premises, any rent paid to Tenant in addition to the Rent payable to Landlord as set forth in this Lease shall be paid be paid by Tenant to Landlord as additional rent.
     If Tenant is a corporation, an unincorporated association or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 18.01.
     Tenant shall pay Landlord a non-refundable processing fee of $50.00 (increased each year by the Index) for each requested assignment or sublease to cover Landlord’s costs. This fee shall accompany any request for assignment or sublease. In addition, Tenant shall pay all costs incurred by Landlord in connection with reviewing a request to consent to an assignment or sublease, including all of Landlord’s attorneys’ and accountants’ fees.
     Section 18.02. Permitted Assignment or Subletting by Franchisor.

     If Tenant is a franchisor, Tenant may assign its interest herein or sublet all or part of the Premises once to a bona fide franchisee or licensee of Tenant without the payment of the fee described in Section 18.01 (but subject to all other conditions contained therein), provided there shall be no change in the use of the Premises, provided Tenant notifies Landlord in writing thirty (30) days prior to such subletting or assignment and provided further such assignee or subtenant meets all of Tenant’s then nationwide franchise requirements including payment of the applicable standard franchise fee. Any subsequent subletting or assignment shall be subject to all the conditions of Section 18.01, including the payment of the fee.
     Section 18.03. Concessionaires.
     Tenant may grant concessions for the operation of one or more departments of the business which Tenant operates on the Premises as required by Section 10.01; provided however that (a) each such concession may be allowed only upon receipt by Tenant of the prior written consent of the Landlord, which consent shall not be unreasonably withheld, and shall be subject to all the terms and provisions of this Lease; (b) the Gross Receipts, as defined in Section 4.04 hereof, from the operation of each such concession shall be deemed to be a part of the Gross Receipts of Tenant for the purpose of determining the Percentage Rent payable to Landlord; (c) all of the provisions hereof applying to the business of Tenant including the provisions concerning reports and audits shall apply to each such concession; and (d) at least seventy-five percent (75%) of the sales floor area of the Premises shall at all times be devoted solely to the business operated by Tenant.
     Section 18.04. Involuntary Assignment.
     No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (b) if a writ of attachment or execution is levied on this Lease; or (c) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant, and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.
ARTICLE XIX
ADVERTISING AND PROMOTION FUND
     Section 19.01. Advertising and Promotion Fund.
     Landlord may, from time to time, establish an advertising and promotion service designed to furnish and maintain professional advertising and sales promotions for the benefit of all tenants in the Entire Premises. In conjunction therewith, Landlord may establish a separate fund to be known as the Promotion Fund, the proceeds of which are to be expended solely for advertising, promotion, public relations designed to promote the Entire Premises and administrative expenses, at such times and in such manner as shall be determined by Landlord.
     Tenant shall not be obligated to make payments into the Promotion Fund; however, Tenant agrees that it will conduct an annual advertising and promotional campaign of not less than $200,000 per year.
     Should Landlord elect to have a “Grand Opening” promotion, in addition to the above, Tenant agrees to pay to Landlord, within thirty (30) days of Landlord’s billing, as its pre-opening contribution, the sum set forth in Section 1.12 herein which is Tenant’s share, of Landlord’s budget for funds to be expended for promotion and advertising of the Entire Premises.
     Any balance remaining in the Promotion Fund at the end of any calendar year shall be carried forward to the next calendar year to be used as provided herein.
     An Advertising and Promotion Service Committee composed of a representative of Landlord, a representative of each store exceeding a size of 25,000 square feet of floor area in the Entire Premises, and two (2) representatives of the other tenants in the Entire Premises may be formed to review all of the advertising activities.
     Section 19.02. Advertising of Tenant.
     With the exception of national or regional advertising, Tenant, at its sole expense, agrees to refer to the Entire Premises by the name provided in Section 1.02.1, if one is so provided, in designating the location of the Premises in all local newspapers or other advertising, stationery, other printed material and in all other references to location, and to include the address and identity of its business activity in the Premises in all advertisements made by Tenant for its operation at the Entire Premises.

ARTICLE XX
DESTRUCTION OF PREMISES
     Section 20.01. Total or Partial Destruction.
     If the Premises shall be damaged by fire, the elements or other casualty or cause whether or not insured against under the provisions of Section 16.01 and 16.03, Tenant at its own expense, shall cause such damage to be repaired and the Premises reconstructed and restored as soon as reasonably practical, and any Rent or other charges payable hereunder shall not be abated. Landlord shall make any insurance proceeds available to Tenant on a reasonable basis for that purpose. Tenant shall be responsible for the concurrent prompt repair and restoration of its furniture, fixtures and equipment in the Premises damaged by such event. In the event that fifty percent (50%) or more of the Premises are damaged or destroyed by fire, the elements or other cause or casualty, Landlord shall have the right, to be exercised by written notice delivered to Tenant within sixty (60) days from and after said occurrence, to elect not to require the Tenant to reconstruct and repair the Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of said damage. If Landlord electes to terminate this Lease in accordance with this Section 20.01, all insurance proceeds, except for insurance proceeds for Tenant’s fixtures, shall become the property of Landlord.
     Section 20.02. Waiver of Termination.
     Tenant hereby waives any statutory rights which it may have to terminate the Lease in the event of the partial or total destruction of the Premises, if being agreed that the provisions of this Article XX shall control.
ARTICLE XXI
EMINENT DOMAIN
     Section 21.01. Total Condemnation.
     If the whole of the Premises shall be acquired for any public or quasi-public use or purpose or taken by eminent domain, then the Term shall cease and terminate as of the date possession or title is given to such condemning authority in such proceeding and all rentals shall be paid up to that date.
     Section 21.02. Total Parking Area.
     If the entire portion of the Common Area used for parking in the Entire Premises (“Parking Area”) shall be acquired for any public or quasi-public use or purpose or taken by eminent domain, then the Term shall cease and terminate as of the date possession or title is given to such condemning authority in such proceeding unless Landlord shall provide other parking facilities substantially equal to the previously existing ratio between the Parking Area and the Premises within ninety (90) days from the date of such taking. In the event that Landlord shall provide such other parking facilities, then this Lease shall continue in full force and effect without abatement of Rent or other charges.
     Section 21.03. Partial Condemnation.
     If any part of the Premises shall be acquired or taken by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall render the Premises, in Landlord’s discretion, unsuitable for the operation of Tenant’s business, then the Lease shall cease and terminate as of the date possession or title is given to such condemning authority is such proceeding. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the operation of Tenant’s business, then Landlord shall promptly restore the Premises to the extent of the condemnation proceeds to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect and the Minimum Rent shall be equitably reduced based on the percentage of floor area of the Premises lost in the taking.
     Section 21.04. Partial Condemnation of Parking Area.
     If any part of the Parking Area shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose and if, as the result of such partial taking the ratio of square feet of Parking Area to square feet of the sales floor area of the Entire Premises is reduced to a ratio below that permitted by law, then the Lease shall cease and terminate from the date possession or title is given to such condemning authority in such proceeding, unless Landlord shall provide reasonable evidence of its ability to increase the parking ratio to a permitted ratio or Landlord can provide substitute parking either in or outside the Entire Premises, in which event this Lease shall be unaffected and remain in full force and effect as between the parties.
     Section 21.05. Allocation of Award.
     Except as provided below, in the event of any condemnation or taking as herein provided, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award; Tenant expressly waives any right or claim to any part thereof, including the right or claim for the value of the unexpired portion of the Term or diminution in value of Tenant’s leasehold interest, or for the value of any option to extend the Term or renew this Lease. Tenant shall, however, have the right, provided such award shall not diminish Landlord’s award, to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damages to Tenant’s business for Goodwill and loss of income by reason of the condemnation and for or on account of any cost or less to which Tenant might incur in removing Tenant’s merchandise, future, fixtures and equipment from the Premises.

ARTICLE XXII
DEFAULT
     Section 22.01. Tenant’s Default.
     The occurrence of any of the following shall constitute a default by Tenant: (a) failure to pay rent when due, if the failure continues for three (3) days after notice has been given to Tenant; (b) abandonment and/or vacation of the Premises; (c) failure to operate in the Premises for ten (!0) consecutive days; (d) failure to perform any nonmonetary provision of this Lease if the failure to perform is not cured within thirty (30) days after notice has bcen given to Tenant; provided that if the nonmonetary default cannot reasonably be cured within thirty (30) days, Tenant shall not be default of this Lease if Tenant commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default; and (e) failure to timely deliver an estoppel certificate as required by Section 17.01.
     Notices given under this Section 22.01 shall not be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice. Notices given under this Section 22.01 shall be in lieu of and not in addition to any statutory notice required by law.
     Section 22.02. Landlord’s Remedies.
     Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.
     Landlord can continue this Lease in full force and effect after Tenant’s default and abandonment, and the Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all Landlord’s rights and remedies under the Lease, including the right to collect Rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. No act allowed by this Section 22.02 shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.
     If Landlord elects to relet the Premises as provided in this Section 22.02, Rent that Landlord receives from reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; second, all costs, including maintenance, incurred by Landlord in reletting; and third, Rent due and unpaid under this Lease. After deducting the payments referred to in this Section, any sum remaining from the Rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, Landlord incurred in reletting that remain after applying the Rent received from the reletting as provided in this Section 22.02.
     Landlord can terminate Tenant’s right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to recover from Tenant: (a) the worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease; (b) the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default. “The worth, at the time of the award”, as used in (a) and (b) of this Section 22.02, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. “The worth, at the time of the award,” as referred to in (c) of this Section 22.02, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).
     Section 22.03. Appointment of Receiver.
     If Tenant is in default of this Lease, Landlord shall have the right to have a receiver appointed to collect Rent and conduct Tenant’s business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this lease.
     Section 22.04. Landlord’s Right to Cure Tenant’s Default.
     Landlord, at any time after Tenant commits a default, can cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.
     Section 22.05. Waiver of Rights of Redemption.
     Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession
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of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.
     Section 22.06. Default by Landlord.
     If Landlord fails to perform any of the covenants or conditions required on its part to be performed pursuant to this Lease, where such failure continues for a period of thirty (30) days after receipt of written notice specifying the nature and extent of such default in detail (provided, however, that if such default is of a nature that it cannot reasonably be cured within thirty (30) day period). Landlord shall be liable to Tenant for all damages sustained as a direct result of such breach, subject to the additional rights of any mortgagees of Landlord as provided in Section 17.04 herein. Landlord’s liability shall be limited to Landlord’s interest in the Entire Premises. Neither Landlord nor any of its partners shall be personally liable.
ARTICLE XXIII
SUCCESSORS; SALE OF PREMISES
     Section 23.01. Successors and Assigns.
     Except as provided in Section 18.05, all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 18.01 hereof.
     Section 23.02. Sale of Premises.
     In the event Landlord shall sell, convey, transfer or exchange the Premises, thc Entire Premises or the Building, Tenant agrees to recognize and attorn to the purchaser or transferee, as the Landlord hereunder and Landlord shall be and is hereby relieved and released from any liability under any and all of its covenants and obligations under the Lease arising out of any act, occurrence or event arising after such sale, conveyance, transfer or exchange.
ARTICLE XXIV
QUIET ENJOYMENT
     Section 24.01. Landlord’s Covenant.
     Upon timely payment by Tenant of the Rent, and upon the observance and performance of all of the covenants, terms and conditions on Tenant’s part to be observed and performed hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without unreasonable hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease. Landlord may subject its interest in the Premises to a Lien or Mortgage provided, the lienholdcr furnishes Tenant with a Subordination, Attornment and Non-Disturbance Agreement.
ARTICLE XXV
MISCELLANEOUS
     Section 25.01. Index.
     Whenever in this Lease there is a reference to the Index, such reference shall refer to the following:
     (a) The “Index” as used in this Lease shall be deemed to mean The United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, U,S. City Average, Subgroup “All items”, (1982-84 = 100) (the “Index”). If at any time there shall not exist the Index in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics or successor or similar substitute any office index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall, in Landlord’s opinion, be most nearly equivalent thereto.
     (b) The sum to be increased in accordance with the provisions of the Index shall be increased using the following formula: Such sum shall be increased by a percentage equal to the percentage increase, if any, in the Index published for the Comparison Month over the Index published for the Base Month; provided, however, in no event shall said sum be less than that which was due immediately preceding the date of adjustment. If no Comparison Month or Base Month shall be specified, the Comparison Month shall be three (3) months prior to the anniversary of the Rent Commencement Date for the year of the increase, and the Base Month shall be three (3) months prior to the Rent Commencement Date.
     Section 25.12. Waiver.
     No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall not be deemed to be a waiver of any other default, term, covenant or condition concerning the same. No delay or omission in the exercise of any right or remedy of Landlord shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any
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preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.
     Section 25.03. Accord and Satisfaction.
     No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease.
     Section 25.04. Entire Agreement.
     This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the representations, covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no representations, covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Any subsequent alteration, amendment, change or addition to this Lease must be in writing, signed by Landlord and Tenant.
     Section 25.05. No Partnership.
     Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with Tenant by reason of this Lease. The provisions of this Lease relating to the Percentage Rent payable hereunder are included solely for the purposes of providing a method whereby Rent is to be measured and ascertained.
     Section 25.06. Force Majeure.
     In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium, riots, insurrection, war or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability), then performance of such act shall be excused for the period of such delay. The provisions of this Section 25.06 shall not operate or excuse Tenant from the prompt payment of Minimum Rent, Percentage Rent, additional rent or any other payments required by the terms of this Lease.
     Section 25.07. Holding Over.
     Any holding over after the expiration of the Term, with or without the consent of the Landlord, shall be construed to be a tenancy from month to month at a rent specified by Landlord in its sole discretion, which rent shall never be less than the then prevailing market rate for the Entire Premises (as determined solely by Landlord) and shall otherwise be on the terms and conditions herein specified, as far as applicable.
     Section 25.08. Notices.
     All notices hereunder must be served personally or by certified or registered mail, postage prepaid, addressed to Tenant and to Landlord at the address given below or at such other address as Landlord or Tenant may designate by written notice pursuant to this Section 25.08. Any notice given by mail shall be deemed given forty-eight (48) hours after deposit in the mail.

Landlord:	Syufy Enterprises
150 Golden Gate Ave.
San Francisco, CA 94102
Attn.: Real Estate Department

Tenant:	Century Theatres, Inc.
150 Golden Gate Ave.
San Francisco, CA 94102
Attn.: Legal Department
     Section 25.09. Captions and Section Numbers.
     The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.
     Section 25.10. Tenant Defined, Use of Pronoun.
     The word “Tenant” means each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The persons signing as Tenant shall be jointly and severally liable. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one

19	7/18/97

Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.
     Section 25.11. Partial Invalidity.
     If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.
     Section 25.12. No Option.
     The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant.
     Section 25.13. Recording.
     Tenant shall not record this Lease or a memorandum thereof.
     Section 25.14. Legal Expenses.
     In the event that any time during the Term either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, or engage an attorney to enforce such provision then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the actual expenses of attorneys’ fees and disbursements incurred therein by the successful party.
     The successful party in such suit shall be entitled to its costs of suit and actual attorneys’ fees whether or not such action is prosecuted to judgment. “Successful party” within the meaning of this Section 25.14 shall include, without limitation, a party who brings an action against the other or who defends against an action brought by the other and whose position is substantially upheld.
     Section 25.15. Rights Cumulative.
     The rights and remedies of Landlord specified in this Lease shall be cumulative and in addition to any other rights and remedies provided by law.
     Section 25.16. Authority.
     If Tenant is a corporation or partnership, each individual executing this Lease on behalf of such entity represents or warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity and that such entity shall be bound by all the terms and provisions hereof.
     Section 25.17. Mortgage Changes.
     Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of any mortgage or deed of trust covering Landlord’s interest in the Premises so long as such changes do not materially alter the economic terms of this Lease or otherwise materially diminish the rights or materially increase the obligations of Tenant hereunder.
     Section 25.18. Time of the Essence.
     Time is of the essence in each and every, provision of this Lease except for delivery of possession of the Premises as set forth herein.
          Executed as of the date first written above.

LANDLORD: SYUFY ENTERPRISES, A CALIFORNIA LIMITED PARTNERSHIP:
/s/ Raymond Syufy

TENANT:	CENTURY THEATRES, INC. DELAWARE CORPORATION /s/ Joseph Syufy